UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):         June 8, 2016

IDI, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-158336	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2650 North Military Trail, Suite 300, Boca Raton, Florida		33431
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-757-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 8, 2016, IDI, Inc., a Delaware corporation (the “Company”), entered into and consummated the transactions contemplated by that certain Membership Interest Purchase Agreement (the “Purchase Agreement”) with Selling Source, LLC, a Delaware limited liability company (“Seller”), pursuant to which Seller sold to the Company all of Seller’s right, title, and interest in all of the issued and outstanding membership interests (the “Membership Interests”) in Q Interactive, LLC, a Delaware limited liability company (the “Target”).

As consideration for the Membership Interests, after adjustment for Target’s working capital at closing, the Company issued to Seller 2,369,190 shares (the “Purchase Shares”) of the Company’s Common Stock, par value $0.0005 per share (the “Common Stock”). Seller may receive additional consideration for the Membership Interests if 2016 gross revenues of Target equal or exceed $25,000,000 (the “Earnout Target”). Such additional consideration, if earned, would be paid in either of the following ways, at Seller’s option, no earlier than the one (1) year anniversary of the closing date (the “Earnout Shares”): (i) 1,200,000 shares of Common Stock (subject to adjustment for certain capital events) or (ii) that number of shares of Common Stock equal to $10,000,000, in the aggregate, as determined by the volume weighted average price of the Common Stock for the 10 trading days immediately preceding Seller’s receipt of a statement prepared by the Company stating the Earnout Target has been achieved. Notwithstanding the foregoing, in no event shall the aggregate number of shares of Common Stock and securities convertible into or exercisable for Common Stock issued under the Purchase Agreement, or Common Stock deemed to be issued in connection with the transactions contemplated by the Purchase Agreement in accordance with the rules and regulations of the NYSE MKT, equal or exceed 19.9% of the Company’s total number of shares of Common Stock outstanding before any such issuance(s), without the prior approval of the stockholders of the Company holding a majority of the Common Stock.

Within 10 business days following the closing date, the Company shall file a registration statement registering the resale of the Purchase Shares and shall use commercially reasonable best efforts to cause such registration statement to become effective no later than 30 days following the closing date.

The Purchase Agreement contains customary representations and warranties about the condition of Target and the Company, respectively, including, among others, representations and warranties with respect to Target’s data collection, privacy, and security policies.

Pursuant to the terms of the Purchase Agreement, Seller shall indemnify the Company and its affiliates and their representatives, subject to a basket of $10,000 for any individual loss and a deductible equal to $100,000, except for certain standard or specified exceptions to which the basket and/or deductible shall not apply. In addition, the aggregate amount of losses for which Seller shall be responsible shall not exceed 25% of the value of the Purchase Shares and the Earnout Shares, in the aggregate, subject to certain standard exceptions. The Purchase Agreement provides for specific indemnities by Seller in favor of the Company for certain pre-closing activities of Target and its subsidiaries.

Like Seller, the Company has certain customary indemnification obligations under the Purchase Agreement, which obligations are subject to the above-described basket, deductible and cap.

The shares of Common Stock to be issued in connection with the Purchase Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), in accordance with Section 4(2) of the Act, as a transaction by an issuer not involving a public offering.

The description of the Purchase Agreement in this report does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this report and is incorporated herein by this reference.

Also on June 8, 2016, Fluent, LLC (“Fluent”), a direct wholly owned subsidiary of the Company entered into a Limited Consent and Amendment No. 1 to Credit Agreement (“Amendment”), among Fluent, as Borrower, the financial institutions party thereto, as lenders, and Whitehorse Finance, Inc., as Administrative Agent (the “Administrative Agent”), amending Fluent’s term loan facility.

The Amendment, among other things, permits certain payments, loans, and distributions from Fluent, and its subsidiaries, on the one hand, to the Company and certain of its subsidiaries, on the other hand. The Amendment further permits the Company and its subsidiaries to implement a credit and merchant services facility with Wells Fargo Bank, National Association, subject to documentation reasonably acceptable to the Administrative Agent.

The description of the Amendment in this report does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this report and is incorporated herein by this reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is incorporated herein by reference to Item 1.01 of this report.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit

2.1	Membership Interest Purchase Agreement.

10.1	Limited Consent and Amendment to Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDI, Inc.

June 8, 2016	By:	/s/ Derek Dubner
	Name:	Derek Dubner
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit Description

2.1	Membership Interest Purchase Agreement.

10.1	Limited Consent and Amendment to Credit Agreement.